UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2007
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On February 23, 2007, we entered into a second amendment to our credit agreement that was originally dated June 7, 2006. Pursuant to the second amendment, the maximum amount of principal that may be borrowed under the credit agreement was increased from $130 million to $175 million, with an accordion feature allowing for an additional amount of up to $50 million to be borrowed. Additionally, the second amendment (i) reflects a favorable reduction in certain pricing terms; (ii) modifies the covenant with respect to the amount of aggregate debt that may be utilized for an acquisition or series of related acquisitions in order to increase such amount to $40 million; (iii) extends the maturity date of all outstanding principal from May 31, 2011 to February 23, 2012; (iv) clarifies the covenant concerning restricted payments; and (v) modifies the “use of proceeds” covenant to add an additional $10 million for certain specified uses. No other key terms of the credit agreement were modified under the second amendment.

Prior to the second amendment described above, borrowings outstanding under our credit facility totaled $89.5 million. Subsequent to the second amendment on February 26, 2007, we borrowed $35.0 million to fund our 2006 bonus payout. On February 27, 2007, we repaid $7.5 million of outstanding borrowings. The aggregate amount of borrowings outstanding as of February 28, 2007 totaled $117.0 million consisting of one Prime loan of $7.0 million with a current interest rate of 7.8% and three LIBOR loans totaling $110.0 million with a current weighted-average interest rate of 6.1%.

The foregoing description is qualified in its entirety by reference to the text of the Second Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 is incorporated herein by reference in its entirety.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any expressed by these forward-looking statements. Please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and in other documents that we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of February 23, 2007.

Exhibit 99.1	Press release, dated February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	February 28, 2007	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Second Amendment to Credit Agreement, dated as of February 23, 2007.

Exhibit 99.1	Press release, dated February 28, 2007.